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                                                                  EXHIBIT (k)(2)

[LETTER HEAD OF SULLIVAN & CROMWELL LLP]

                                                       September 26, 2005

American Home Assurance Company,
   70 Pine Street,
       New York, New York 10270.

Ladies and Gentlemen:

                In connection with the registration under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") of the guarantees (the "Guarantees") of American Home Assurance Company (the "Guarantor") relating to the insurance obligations of The United States Life Insurance Company in the City of New York (the "Company") under variable annuity and variable life insurance products issued by separate accounts (the "Variable Products"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of New York law, as we have considered necessary or appropriate for the purposes of this opinion.

                Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to a Guarantee and the related Variable Product (the "Registration Statement") has become effective under the 1933 Act and the 1940 Act and the related Variable Product is duly issued and paid for in the manner contemplated by the Registration Statement so as to be a valid and legally binding obligation of the Company, the Guarantee of such Variable Product will constitute a valid and legally binding obligation of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                The foregoing opinion is limited to the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

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American Home Assurance Company                                              -2-

                We have relied as to certain factual matters on information obtained from public officials, officers of the Guarantor and the Company and other sources believed by us to be responsible.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                                     Very truly yours,
                                                     SULLIVAN & CROMWELL LLP